CLOSING AGREEMENT

     This Closing Agreement dated as of the 31st day of January, 2001 is by, between and among Country Tonite Branson, LLC, a Nevada limited liability company ("CTB"), On Stage Entertainment, Inc., a Nevada corporation ("On Stage"), Bounceback Technologies.com, Inc., a Minnesota corporation ("BBT"), Country Tonite Enterprises, Inc., a Nevada corporation ("CTE") and CRC of Branson, Inc., a Missouri corporation ("CRCB" and together with CTE, the "Selling Entities" and individually a "Selling Entity").

                                   BACKGROUND

     Effective the close of business on January 31, 2001, the above named Parties will close upon that certain Asset Purchase Agreement dated as of January 25, 2001 among the Parties (the "Agreement").

     The Parties are desirous of further memorializing various miscellaneous issues that are material to the Transactions and the Transaction Documents.

     The Parties agree that the use of terminology contained in this Closing Agreement shall have the same meanings ascribed to such terminology in the Agreement and other Transaction Documents.

     The execution and delivery of this Closing Agreement is a condition precedent to the Closing under the Agreement and other Transaction Documents and, notwithstanding anything to the contrary in any of the same, to the extent the items set forth below are in addition to or amend any provision of the Agreement or other Transaction Documents, the provisions hereof shall pertain and control and shall survive the Closing under the Agreement and the other Transaction Documents.

     NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the Parties hereto agree as follows:

     1. As a condition to consenting to the Assignment of the Lease for the Branson Country Tonite Theatre (the "Lease") from Ahab Properties, LLC ("Landlord"), Landlord required BBT and CRCB to guarantee the obligations of the "Tenant" under the Lease through and including September 30, 2002. In connection therewith, CTB agrees to pay or perform all obligations of "Tenant" under the Lease as and when the same become due and, should CTB fail to pay or perform any of such obligations, it will give prompt notice thereof to BBT in accordance with Section 17 of the Agreement. In the event BBT or CRCB is required to pay or perform any obligation of "Tenant" under the Lease, CTB shall promptly repay to BBT or CRCB any amount paid by either of them to Landlord and any costs incurred in connection therewith (including reasonable attorneys' fees) (all of the same are hereinafter referred to as the "Repayment Obligations"). The Repayment


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Obligations shall be secured by the Security Agreement and are referred to in
Paragraph 1 thereof. Any default under the Lease by CTB as "Tenant" shall constitute a default under the $650,000 Secured Short Term Note, the $2,800,000 Secured Promissory Note and the Security Agreement.

     2. As of the date hereof, CTE has filed with Network Solutions the documentation necessary to transfer the domain name www.countrytonite.com to CTE, but the same has not yet been effective. Promptly after the effectiveness of such transfer, CTE will transfer such ownership to CTB. CTE agrees to promptly and continuously pursue such transfers and execute and deliver such instruments and documents as are necessary or appropriate in order to effect such transfers.

     3. Section 2.2 of the Agreement provides that accounts receivable are "Excluded Assets" as defined therein. CTB agrees that the Country Tonite finance department in Branson will continue to use efforts in accordance with past practices to collect the receivables listed and described on Schedule A, attached hereto and made a part hereof. CTB agrees that any payments received from the companies listed on Schedule A shall be applied first to repay the balance due on Schedule A. To the extent CTB receives any checks or drafts made payable to CTE or CRCB, it will promptly deliver the same to BBT in kind. To the extent any such checks or drafts are made payable to CTB, CTB shall endorse the same to BBT and promptly deliver such endorsed items to BBT. To the extent CTB receives an electronic transfer of funds or a cash or other payment with respect to such balances, it shall promptly remit such funds, by electronic transfer, to BBT.

     4. CTE and On Stage agree that the Closing Statement, attached hereto and made a part hereof, is correct. CTB agrees to transfer to BBT, by wire transfer, the net amount of $30,001.56 on or before 2:00 Central Standard Time on February 5, 2001.

     5. The parties hereto agree that the Agreement and other Transaction Documents shall be held by Schnader Harrison Segal & Lewis, LLP (the "Escrow Agent") pending the payment in full of the $650,000.00 Secured Short Term Note. In the event $150,000 due under the $650,000.00 Secured Short Term Note is not paid in full on or before February 15, 2001 or the balance thereof is not paid on or before March 15, 2001, or such later date if the same is extended in the sole and absolute discretion of BBT, the Escrow Agent shall promptly return the Agreement and all other Transaction Documents to BBT and, from and after such date, all of the Purchased Assets and the Business shall revert to the ownership of CRCB and CTE; provided, however, CTB shall be entitled to all income with respect to the period February 1, 2001 to the date of such return and shall be responsible for the payment of all expenses during such period with respect to the Business. In the event of such return, the parties shall execute and deliver such instruments and documents as may be necessary or appropriate in order to effect the foregoing.

     6. This Closing Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Nevada.


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     7. This Closing Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns and may not be changed or amended in any manner whatsoever except in writing signed by the parties sought to be charged therewith.

     8. This Closing Agreement may be executed in any number of copies and by the different parties hereto on the same or separate counterparts each of which shall be deemed to be one and the same original instrument.

     IN WITNESS WHEREOF, the above-named parties have executed this Closing Agreement as of the date and year first above-written.

                                       COUNTRY TONITE BRANSON, LLC.


                                       By:  ______________________________
                                       Name:
                                       Title:

                                       ON STAGE ENTERTAINMENT, INC.


                                       By:  ______________________________
                                       Name: Timothy J. Parrott
                                       Title:President and CEO

                                       BOUNCE BACK TECHNOLOGIES.COM, INC.


                                       By: ______________________________
                                       Name: John J. Pilger
                                       Title:CEO

                                       COUNTRY TONITE ENTERPRISES, INC.


                                       By:  ______________________________
                                       Name: John J. Pilger
                                       Title:Pres.

                                       CRC OF BRANSON, INC.


                                       By: ______________________________
                                       Name: John J. Pilger
                                       Title:Pres.